UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

DAVIDsTEA Inc.

(Exact name of registrant as specified in its charter)

Canada	98-1048842
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-37404

(Commission File Number)

5430 Ferrier, Mount-Royal,
Québec, Canada	H4P 1M2
(Address of principal executive offices)	(Zip Code)

(888) 873-0006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2016, the DAVIDsTEA Inc. (the “Company”), a corporation incorporated under the Canada Business Corporation Act (the “Act”), held its 2016 Annual Meeting of Shareholders. Set forth below are the matters acted upon by the Company’s shareholders at the Annual Meeting, and the final voting results on each such matter.

1. Election of Directors

By a vote by way of show of hands,  Emilia Di Raddo, Tom Folliard, Michael J. Mardy, David W. McCreight, Lorenzo Salvaggio, Herschel Segal, Sarah Segal, Kathleen C. Tierney, Maurice Tousson and Sylvain Toutant were elected as directors of the Company to hold office until the year 2017 or until their successors are elected or appointed. Management received proxies from the shareholders to vote for the ten directors nominated for election as follows:

	Voted For	Witheld from Voting	Broker Non-Votes
Emilia Di Raddo	14,992,369	293,919	8,892,743
Tom Folliard	15,119,078	167,210	8,892,743
Michael J. Mardy	15,188,963	97,325	8,892,743
David McCreight	15,160,430	125,858	8,892,743
Lorenzo Salvaggio	15,029,697	256,591	8,892,743
Herschel Segal	15,029,161	257,127	8,892,743
Sarah Segal	14,992,169	294,119	8,892,743
Kathleen C. Tierney	15,169,328	116,960	8,892,743
Maurice Tousson	15,168,492	117,796	8,892,743
Sylvain Toutant	15,026,252	260,036	8,892,743

2. Appointment of Auditor

By a vote by way of show of hands, Ernst & Young LLP (“E&Y”) were appointed auditors of the Company to hold office until the next annual meeting of shareholders and shareholders authorized the directors to fix their remuneration. Management received proxies from the shareholders to vote for the re-appointment of PwC as follows:

Voted For	Votes Against	Witheld from Voting
15,660,947	0	30,657

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDsTEA Inc.

By:	/s/ Luis Borgen
Name: Luis Borgen
Title: Chief Financial Officer

Date: June 24, 2016